Exhibit 99.1

Viad Corp Announces Third Quarter 2003 Results; Income from Continuing Operations of $0.27 Per Share; Viad Corp Makes Progress Toward
Separating Payment Services Business

    PHOENIX--(BUSINESS WIRE)--Oct. 23, 2003--Viad Corp (NYSE:VVI) today announced third quarter 2003 income from continuing operations of $0.27 per diluted share on revenue of $368.8 million, segment operating income of $38.7 million, and income from continuing operations of $23.3 million. Diluted earnings per share was $0.29 on net income of $24.8 million, which included income from discontinued operations of $1.5 million.
    Robert H. Bohannon, chairman, president and chief executive officer said, "Third quarter results were in line with our expectations. These results reflect negative show rotation for GES and low demand for exhibit construction, which affected Exhibitgroup. Travelers Express had lower investment income despite significant growth in average investment balances."
    Bohannon added, "I am pleased to report that we are making good progress in our efforts to separate Travelers Express. We have also further strengthened the balance sheet by building cash and paying down debt. We are continuing efforts to improve the operating efficiency of our companies which should position us for greater future profitability."
    For the nine months ended September 30, 2003, income from continuing operations was $0.99 per diluted share on revenue of $1.2 billion, segment operating income of $135.4 million and income from continuing operations of $86.2 million. Diluted earnings per share was $1.01 on net income of $87.7 million including $1.5 million of income from discontinued operations.

    Status of Proposed Spin Off

    On July 24, 2003, Viad Corp announced that the board of directors authorized the company to pursue the separation of the Travelers Express business from the remaining Viad businesses by means of a tax-free spin-off. The transaction is subject to a number of conditions, including among other things, receipt of a satisfactory ruling from the Internal Revenue Service (IRS), confirmation that the long-term debt of Travelers Express will have an investment grade rating, availability of satisfactory banking and credit arrangements for each of the businesses, and final approval of the board of directors of Viad.
    The company also provides the following information with respect to the proposed transaction:

    -- On July 29, 2003, Viad Corp announced that the company will tender for all its public debt, pay off commercial paper and redeem its preferred stock concurrent with the transaction;

    -- Viad filed a ruling request with the Internal Revenue Service on August 5, 2003, regarding the proposed separation of Travelers Express. The company estimates it will take six to nine months for the IRS to complete the ruling; and

    -- The transaction will not be consummated earlier than the end of first quarter 2004.

    The company gives no assurance that any such transaction will be consummated.

    Third Quarter and Year-to-Date 2003 Financial Highlights

    Highlights of the 2003 third quarter, compared to third quarter and year-to-date 2002 results, are presented below.


                                       Q3 2003     Q3 2002    Change
                                    ------------- --------- ----------
                                          ($ in millions)
Revenue                                   $368.8    $412.6      -10.6%
Segment operating income                  $ 38.7    $ 50.6      -23.5%
Operating margins (a)                      10.5%     12.3%    -180 bps
Income from continuing operations         $ 23.3    $ 32.3      -27.8%
Net income                                $ 24.8    $ 32.3      -23.0%
Cash flow (EBITDA) (c)                    $ 47.5    $ 62.5      -24.0%
Free cash flow (c)                        $ 43.0    $ 53.3      -19.4%


                                       YTD 2003    YTD 2002   Change
                                    ------------- --------- ----------
                                           ($ in millions)
Revenue                                 $1,223.0  $1,255.9       -2.6%
Segment operating income                $  135.4  $  149.4       -9.3%
Operating margins (a)                      11.1%     11.9%     -80 bps
Income from continuing operations       $   86.2  $   90.4       -4.6%
Net income (b)                          $   87.7  $   52.6       66.7%
Cash flow (EBITDA) (c)                  $  165.5  $  177.9       -6.9%
Free cash flow (c)                      $   80.8  $  112.8      -28.4%

(a) For operating margins, the change from the prior year period is presented in basis points.

(b) 2002 year-to-date net income includes a goodwill impairment charge related to the initial adoption of SFAS No. 142 of $37.7 million (net of tax). Excluding that charge, 2003 year-to-date net income would have been down 2.9 percent as compared to the 2002 amount of $90.4 million.

(c) EBITDA is defined by Viad as income from continuing operations before interest expense, income taxes, depreciation and amortization and changes in accounting principles. Free cash flow is defined by Viad as net cash provided by operating activities, less the change in payment service assets and obligations, capital expenditures, and dividends. EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America (GAAP) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to assess the company's ability to service debt, fund capital expenditures and finance growth, and should be considered in addition to, but not as a substitute for, other measures of financial performance and liquidity reported in accordance with GAAP. See Table Two for a reconciliation of net income to EBITDA, and a reconciliation of net cash provided by operating activities to free cash flow.



    Also, during the third quarter and year-to-date:



        Third Quarter 2003                    Nine Months Ended
                                                Sept. 30, 2003
-----------------------------------  ---------------------------------
   --  Debt was reduced by $6.1         --  Debt was reduced by $106.2
       million to $255.4 million            million compared to
       compared to second quarter           December 31, 2002.
       2003.                            --  Cash and corporate
   --  Cash and corporate investments       investments decreased by
       were $152.6 million, up $31.0        $150.9 million compared
       million from the second quarter      to December 31, 2002
       2003.                                reflecting repayment of
                                            $100 million of 6.625%
                                            medium term notes and
                                            acquisition of the
                                            minority interest in
                                            MoneyGram International
                                            Limited.



    Payment Services

    Payment Services' revenue for the third quarter 2003 of $203.7 million was essentially flat to that of the third quarter 2002. Segment operating income was down 15.5 percent to $28.5 million compared with $33.8 million in 2002, and operating margins for the quarter were 14.0 percent compared with 16.6 percent in the third quarter of 2002. For the nine months ended September 30, 2003, revenue was $596.4 million, an increase of 3.4 percent compared to revenue of $576.5 million for the comparable period in 2002. Segment operating income for the 2003 nine month period was $80.2 million, down 15.1 percent from $94.5 million for the comparable period in 2002.
    In the third quarter 2003, MoneyGram transaction volume grew 32 percent and revenues 19 percent in comparison to the prior year third quarter. The worldwide agent base grew by 11 percent in comparison to the prior year quarter.
    Payment Services' total average float investment balances were $7.4 billion for the quarter, up nearly 20 percent from the prior year quarter. Net float income (float investment income less commission expense and excluding gains and losses) was $17.4 million in the third quarter 2003, down $8.9 million, compared to the prior year third quarter. Mortgage refinance activity lifted third quarter investment volume, however, growth was mitigated by lower average investment rates, high cash balances, and fixed-rate swap payment obligations. See Table Three for current and historical net float margins.
    "Travelers Express' results reflect depressed investment income substantially offset by higher fee revenue related to MoneyGram," said Bohannon. "MoneyGram annualized transaction growth has exceeded 25 percent for the last nine quarters, with international transfers and domestic ExpressPayment leading the way. In the quarter, Travelers Express signed Albertsons' Money Order business and renewed its MoneyGram business, which should contribute nicely to future top-line growth."
    Bohannon added, "PrimeLink/Official Check results show comparatively lower margins resulting from a low interest rate environment. Travelers is working hard to drive more fee income for this business."

    Convention and Event Services

    Convention and Event Services' revenue was $132.4 million, a decrease of 22.9 percent from $171.6 million in the third quarter 2002. The third quarter 2003 returned a segment operating loss of $1.1 million as compared with segment operating income of $2.2 million in the 2002 third quarter. The third quarter results reflect negative show rotation at GES and weak demand for new exhibit construction at Exhibitgroup. Last year, GES serviced the International Manufacturing Technology Show (IMTS). IMTS is one of the largest tradeshows in the world and occurs every other year. GES has signed the show again for 2004.
    For the nine months ended September 30, 2003, revenue was $578.3 million, a 7.6 percent decrease compared to revenue of $625.9 million for the comparable period in 2002. For the 2003 nine month period, segment operating income was $42.8 million, up 9.9 percent from $38.9 million for the comparable period in 2002.
    Bohannon said, "Results for the Convention and Event businesses were as expected. We're pleased that operating income for the segment has increased this year, despite industry and economic pressure. This speaks to the effectiveness of on-going cost improvements."

    Travel and Recreation Services

    Travel and Recreation Services' revenue was $32.7 million, a decrease of 12.1 percent from $37.2 million in the third quarter 2002. Operating income was $11.3 million, down 22.8 percent from $14.6 million in the 2002 third quarter. These results reflect lower bookings related to SARS and other travel related issues, as well as reduced occupancy due to forest fires in Glacier National Park, Montana.
    For the nine months ended September 30, 2003, revenue was $48.3 million, down nearly 10 percent from revenue of $53.5 million for the comparable period in 2002. Operating income for the 2003 nine month period was $12.5 million, down 21.9 percent from $16.0 million for the comparable period in 2002.

    2003 Outlook

    Viad Corp provides the following guidance for fourth quarter and full year 2003. This guidance is subject to change as a variety of factors can affect actual operating results. These factors are identified in the safe harbor language at the end of this press release.

    Fourth Quarter 2003

    -- Viad Corp diluted earnings per share is expected to be at the low end of the $0.21 to $0.24 range.

    -- Payment Services segment revenue is expected to increase at a low to mid single-digit rate in comparison to fourth quarter 2002 revenue of $197.1 million.

    -- Payment Services segment operating income is expected to increase at a low to mid single-digit rate from fourth quarter 2002 segment operating income of $31.0 million. Net float margin is expected to be in the range of 105 to 115 basis points.

    -- Convention and Event Services segment revenue is expected to decrease at a low double-digit rate in comparison to fourth quarter 2002 revenue of $160.4 million due to general market softness, a shift in schedule for certain shows that typically occur in fourth quarter but took place earlier this year, and anticipated weak demand for new exhibit construction.

    -- Convention and Event Services segment operating income is expected to be slightly above breakeven compared to the fourth quarter 2002 operating loss of $1.3 million, reflecting increased operating efficiency from restructuring initiatives.

    Full Year 2003

    For 2003, income from continuing operations is expected to be at the low end of the $1.20 to $1.23 range per diluted share. This range is unchanged from guidance provided last quarter by the company.

    Payment Services Segment Guidance for Full Year 2003

    -- Payment Services segment revenue is expected to grow at a low single-digit rate in comparison to 2002 revenue of $773.6 million.

    -- Payment Services segment operating income is expected to decline at a low double-digit to mid teens rate in comparison to 2002 operating income of $125.5 million.

    The revenue and operating income outlook for Payment Services assumes that:

    -- MoneyGram transaction volume continues to grow at a rate similar to the first nine months of 2003.

    --  Money Order transaction volumes will be flat to third quarter
        2003 levels.

    -- Average investable balances are expected to grow between $750 million and $850 million for the year.

    Convention and Event Services Segment Guidance for Full Year 2003

    -- Convention and Event Services segment revenue is expected to decline at a high single to low double-digit rate in comparison to 2002 revenue of $786.2 million, primarily due to decreased demand for exhibit construction and negative show rotation.

    -- Convention and Event Services segment operating income is expected to increase at a high teens rate in comparison to 2002 operating income of $37.6 million, primarily due to on-going cost reductions and operating process improvements.

    Bohannon concluded, "We look forward to 2004. Recent news of improvement in travel and select areas of the economy should ultimately benefit our travel and convention businesses. We're also pleased and excited about our progress toward spinning off Travelers Express. The separation should mean great things for the future of our payment services business as well as for new Viad. With its own equity currency, Travelers Express will be positioned as a formidable player in the payment services arena."
    Viad is a $1.6 billion revenue S&P MidCap 400 company. Major subsidiaries include Travelers Express/MoneyGram of Minneapolis, GES Exposition Services of Las Vegas and Exhibitgroup/Giltspur of Chicago. For more information, visit the company's Web site at www.viad.com.

    Forward Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995" Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, or expectations or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, tax rates, restructuring plans (including timing and realization of cost savings), investment yield impairment, and market risk. Actual results could differ materially from those projected in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which Viad competes and any further deterioration in the economy may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war, could affect the forward-looking statements in this press release.
    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company.



                      VIAD CORP AND SUBSIDIARIES
            TABLE ONE - QUARTERLY AND YEAR-TO-DATE RESULTS
                             (UNAUDITED)

                                         Quarter Ended September 30,
                                      --------------------------------
(000 omitted, except per share data)     2003        2002        %
                                      ----------- ----------- --------
Revenues (Note A)                     $  368,811  $  412,649    -10.6%
                                       ==========  ========== ========


Segment operating income (Note A)     $   38,748  $   50,618    -23.5%
Restructuring recovery (Note B)              200         413    -51.6%
Corporate activities and minority
 interests                                (5,185)     (6,390)    18.9%
Net interest expense                      (2,286)       (123)      NM
                                       ----------  ---------- --------
Income before income taxes                31,477      44,518    -29.3%
Income taxes                              (8,185)    (12,261)    33.2%
                                       ----------  ---------- --------
Income from continuing operations         23,292      32,257    -27.8%
Income from discontinued operations
 (Note C)                                  1,544           -       NM
Change in accounting principle
(Note D)                                       -           -       NM
                                       ----------  ---------- --------
Net income                            $   24,836  $   32,257    -23.0%
                                       ==========  ========== ========

Diluted income per common share:
 Income from continuing operations    $     0.27  $     0.37    -27.0%
 Income from discontinued operations        0.02           -       NM
 Change in accounting principle                -           -       NM
                                       ----------  ---------- --------
 Net income per share                 $     0.29  $     0.37    -21.6%
                                       ==========  ========== ========

Basic income per common share:
 Income from continuing operations    $     0.27  $     0.37    -27.0%
 Income from discontinued operations        0.02           -       NM
 Change in accounting principle                -           -       NM
                                      ----------  ---------- --------
 Net income per share                 $     0.29  $     0.37    -21.6%
                                       ==========  ========== ========

Common shares treated as outstanding
 for net income per share calculations:

  Average outstanding shares              86,273      86,188      0.1%
                                       ==========  ========== ========

  Average outstanding and potentially
  dilutive shares                         86,720      86,616      0.1%
                                       ==========  ========== ========


                                       Nine Months Ended September 30,
                                      --------------------------------
(000 omitted, except per share data)     2003        2002        %
                                      ----------- ----------- --------
Revenues (Note A)                     $1,222,990  $1,255,872     -2.6%
                                       ==========  ========== ========


Segment operating income (Note A)     $  135,437  $  149,405     -9.3%
Restructuring recovery (Note B)            1,476         413       NM
Corporate activities and minority
 interests                               (11,886)    (18,241)    34.8%
Net interest expense                      (8,403)     (7,487)   -12.2%
                                       ----------  ---------- --------
Income before income taxes               116,624     124,090     -6.0%
Income taxes                             (30,433)    (33,722)     9.8%
                                       ----------  ---------- --------
Income from continuing operations         86,191      90,368     -4.6%
Income from discontinued operations
 (Note C)                                  1,544           -       NM
Change in accounting principle (Note
 D)                                            -     (37,739)      NM
                                       ----------  ---------- --------
Net income                            $   87,735  $   52,629     66.7%
                                       ==========  ========== ========

Diluted income per common share:
 Income from continuing operations    $     0.99  $     1.03     -3.9%
 Income from discontinued operations        0.02           -       NM
 Change in accounting principle                -       (0.43)      NM
                                       ----------  ---------- --------
 Net income per share                 $     1.01  $     0.60     68.3%
                                       ==========  ========== ========

Basic income per common share:
 Income from continuing operations    $     0.99  $     1.04     -4.8%
 Income from discontinued operations        0.02           -       NM
 Change in accounting principle                -       (0.44)      NM
                                       ----------  ---------- --------
 Net income per share                 $     1.01  $     0.60     68.3%
                                       ==========  ========== ========

Common shares treated as outstanding
 for net income per share calculations:

  Average outstanding shares              86,168      86,325     -0.2%
                                       ==========  ========== ========

  Average outstanding and potentially
  dilutive shares                         86,524      86,961     -0.5%
                                       ==========  ========== ========

NM = not meaningful



                      VIAD CORP AND SUBSIDIARIES
       TABLE ONE - NOTES TO QUARTERLY AND YEAR-TO-DATE RESULTS
                             (UNAUDITED)

(A) Reportable Segments
                                        Quarter Ended September 30,
                                      --------------------------------
   (000 omitted)                         2003        2002        %
                                      ----------- ----------- --------
   Revenues:
   Payment Services                   $  203,743  $  203,848     -0.1%
   Convention and Event Services         132,365     171,616    -22.9%
                                       ----------  ---------- --------
      Reportable segments                336,108     375,464    -10.5%
   Travel and Recreation Services         32,703      37,185    -12.1%
                                       ----------  ---------- --------
   Total revenues                     $  368,811  $  412,649    -10.6%
                                       ==========  ========== ========

   Segment operating income:
   Payment Services                   $   28,516  $   33,760    -15.5%
   Convention and Event Services          (1,054)      2,246   -146.9%
                                       ----------  ---------- --------
      Reportable segments                 27,462      36,006    -23.7%
   Travel and Recreation Services         11,286      14,612    -22.8%
                                       ----------  ---------- --------
                                      $   38,748  $   50,618    -23.5%
                                       ==========  ========== ========


                                      Nine Months Ended September 30,
                                      --------------------------------
   (000 omitted)                         2003        2002        %
                                      ----------- ----------- --------
   Revenues:
   Payment Services                   $  596,394  $  576,515      3.4%
   Convention and Event Services         578,318     625,873     -7.6%
                                       ----------  ---------- --------
      Reportable segments              1,174,712   1,202,388     -2.3%
   Travel and Recreation Services         48,278      53,484     -9.7%
                                       ----------  ---------- --------
   Total revenues                     $1,222,990  $1,255,872     -2.6%
                                       ==========  ========== ========

   Segment operating income:
   Payment Services                   $   80,184  $   94,489    -15.1%
   Convention and Event Services          42,751      38,900      9.9%
                                       ----------  ---------- --------
      Reportable segments                122,935     133,389     -7.8%
   Travel and Recreation Services         12,502      16,016    -21.9%
                                       ----------  ---------- --------
                                      $  135,437  $  149,405     -9.3%
                                       ==========  ========== ========

(B) Restructuring Recovery -- In the 2001 third quarter, Viad recorded restructuring charges totaling $66.1 million ($39.9 million after-tax) consisting of costs associated with the closure and consolidation of certain facilities, severance and other employee benefits in the Convention and Event Services segment. In the third quarter 2003, second quarter 2003 and third quarter 2002, $200,000 ($120,000 after-tax), $1.3 million ($770,000 after-tax)
    and $413,000 ($249,000 after-tax), respectively, of the reserves were reversed as certain costs originally anticipated in the restructuring plan will not be incurred.

(C) Income from Discontinued Operations -- In the third quarter 2003, it was determined that certain amounts accrued were in excess of current obligations resulting in a reversal of $2.5 million ($1.5 million after-tax).

(D) Change in Accounting Principle -- In June 2002, in accordance with Viad's adoption of SFAS No. 142, a transitional impairment test for goodwill was completed. This test resulted in a $40.0 million ($37.7 million after-tax) impairment of goodwill associated with the Convention and Event Services segment. This impairment was retroactively restated to the first quarter of 2002 as a cumulative effect of a change in accounting principle in accordance with SFAS No. 142.



                VIAD CORP AND SUBSIDIARIES
           TABLE TWO - EBITDA AND FREE CASH FLOW
                       (UNAUDITED)




                                          Quarter Ended September 30,
                                         -----------------------------
(000 omitted)                               2003       2002       %
                                          ---------  --------- -------

EBITDA:
 Net income                              $  24,836  $  32,257   -23.0%
 Change in accounting principle                  -          -      NM
 Income from discontinued operations        (1,544)         -      NM
                                          ---------  --------- -------
 Income from continuing operations          23,292     32,257   -27.8%
 Interest expense                            2,629      5,060    48.0%
 Income taxes                                8,185     12,261    33.2%
 Depreciation and amortization              13,404     12,967    -3.4%
                                          ---------  --------- -------
 EBITDA as adjusted                      $  47,510  $  62,545   -24.0%
                                          =========  ========= =======

                                          Quarter Ended September 30,
                                         -----------------------------
(000 omitted)                                 2003       2002        %
                                          ---------  --------- -------

Free Cash Flow:
 Net cash provided by (used in) operating
  activities                             $(220,745) $ 616,796  -135.8%
 Change in payment service assets and
  obligations                              282,410   (545,247)  151.8%
                                          ---------  --------- -------
  Subtotal                                  61,665     71,549   -13.8%
  Less:
     Capital expenditures                  (10,943)   (10,229)   -7.0%
     Dividends paid                         (7,759)    (7,998)    3.0%
     Dividend paid to minority interest          -          -      NM
                                          ---------  --------- -------
     Free cash flow                      $  42,963  $  53,322   -19.4%
                                          =========  ========= =======


                                       Nine Months Ended September 30,
                                       ------------------------------
(000 omitted)                             2003        2002       %
                                        ---------   --------- -------

EBITDA:
 Net income                             $  87,735   $  52,629    66.7%
 Change in accounting principle                 -      37,739      NM
 Income from discontinued operations       (1,544)          -      NM
                                         ---------   --------- -------
 Income from continuing operations         86,191      90,368    -4.6%
 Interest expense                          10,715      15,067    28.9%
 Income taxes                              30,433      33,722     9.8%
 Depreciation and amortization             38,198      38,720     1.3%
                                         ---------   --------- -------
 EBITDA as adjusted                     $ 165,537   $ 177,877    -6.9%
                                         =========   ========= =======

                                       Nine Months Ended September 30,
                                       ------------------------------
(000 omitted)                             2003        2002       %
                                        ---------   --------- -------

Free Cash Flow:
 Net cash provided by (used in)
  operating activities                  $ 413,631   $ 709,412   -41.7%
 Change in payment service assets and
  obligations                            (271,774)   (544,481)   50.1%
                                         ---------   --------- -------
  Subtotal                                141,857     164,931   -14.0%
  Less:
     Capital expenditures                 (29,126)    (27,940)   -4.2%
     Dividends paid                       (23,837)    (24,148)    1.3%
     Dividend paid to minority interest    (8,115)          -      NM
                                         ---------   --------- -------
     Free cash flow                     $  80,779   $ 112,843   -28.4%
                                         =========   ========= =======

NM = not meaningful

                      VIAD CORP AND SUBSIDIARIES
               TABLE THREE -- NET FLOAT INCOME AND MARGIN
                              (UNAUDITED)

Analysis of Average Balances, Float and Average Yields and Interest
Rates:

                             Quarter Ended September 30,
                         -----------------------------------
                                        2003
                         -----------------------------------
(000 omitted)             Average      Income/      Yield/
                          Balance      Expense       Rate
                        ----------- ------------  ----------
Investments available or
  restricted for payment
  service obligations   $7,390,634   $   76,783        4.12%

Payment service
 obligations (1)        $6,034,968       59,408        3.91%
                                      ----------

Net float income and
 margin                              $   17,375        0.93%
                                      ==========

                           Nine Months Ended September 30,
                        ------------------------------------
                                        2003
                        ------------------------------------
(000 omitted)             Average      Income/      Yield/
                          Balance      Expense       Rate
                        ----------- ------------  ----------
Investments available or
  restricted for payment
  service obligations   $7,090,293   $  245,439        4.63%

Payment service
 obligations (1)        $5,723,746      179,136        4.18%
                                      ----------

Net float income and
 margin                              $   66,303        1.25%
                                      ==========

Changes in Float Income and Commission Expense -- Due to Changes in
 Average Investable Balances and Interest Rates:

                            Quarter Ended September 30,
                        ------------------------------------
                                   2003 vs. 2002
                        ------------------------------------
(000 omitted)           Balance (2) Yield/Rate (2)  Total
                        ----------- ------------  ----------

Float income            $   17,319   $  (29,363)  $ (12,044)

Commission expense      $   16,437   $  (19,570)  $  (3,133)

Net float income        $    5,125   $  (14,036)  $  (8,911)

                          Nine Months Ended September 30,
                        ------------------------------------
                                   2003 vs. 2002
                        ------------------------------------
(000 omitted)           Balance (2) Yield/Rate (2)  Total
                        ----------- ------------  ----------

Float income            $   52,796   $  (66,799)  $ (14,003)

Commission expense      $   50,095   $  (47,195)  $   2,900

Net float income        $   16,932   $  (33,835)  $ (16,903)


                                 Quarter Ended September 30,
                             ------------------------------------
                                             2002
                             ------------------------------------
(000 omitted)                   Average     Income/      Yield/
                                Balance     Expense       Rate
                             ------------ -----------   ---------
Investments available or
  restricted for payment
  service obligations        $ 6,184,759  $   88,827        5.70%

Payment service
 obligations (1)             $ 4,778,993      62,541        5.19%
                                           ----------

Net float income and margin               $   26,286        1.69%
                                           ==========

                                Nine Months Ended September 30,
                             ------------------------------------
                                             2002
                             ------------------------------------
(000 omitted)                   Average     Income/      Yield/
                                Balance     Expense       Rate
                             ------------ -----------   ---------
Investments available or
  restricted for payment
  service obligations        $ 5,891,404  $  259,442        5.89%

Payment service
 obligations (1)             $ 4,456,885     176,236        5.29%
                                           ----------

Net float income and margin               $   83,206        1.89%
                                           ==========

Changes in Float Income and Commission Expense -- Due to Changes in
 Average Investable Balances and Interest Rates:

                             ------------------------------------
                                        2002 vs. 2001
                             ------------------------------------
(000 omitted)                 Balance (2) Yield/Rate (2)  Total
                             ------------ -----------   ---------

Float income                 $    16,641  $   (6,474)   $ 10,167

Commission expense           $    17,118  $   (7,421)   $  9,697

Net float income             $     5,462  $   (4,992)   $    470

                               Nine Months Ended September 30,
                             ------------------------------------
                                        2002 vs. 2001
                             ------------------------------------
(000 omitted)                 Balance (2) Yield/Rate (2)  Total
                             ------------ -----------   ---------

Float income                 $    52,489  $  (15,580)   $ 36,909

Commission expense           $    56,618  $  (33,575)   $ 23,043

Net float income             $    16,355  $   (2,489)   $ 13,866



(1) Commissions are paid to financial institution customers based upon average outstanding balances generated by the sale of official check products only. The expense reported includes those payments made to financial institution customers, costs associated with swaps and the sale of receivables program. The average balance in the table reflects only the payment service obligations for which commissions are paid and does not include the average balance of the sold receivables ($428 million and $440 million for third quarter 2003 and 2002, respectively, and $434 million and $443 million for the nine months ended September 30, 2003 and 2002, respectively) as these sold receivables are not recorded on the Consolidated Balance Sheets. Commission expense is classified as "Costs of services" in the Consolidated Statements of Income.

(2) Net float income for the "Balance" and "Yield/Rate" columns is not the net of "Float income" and "Commission expense" as each of these amounts is calculated independently.

    CONTACT: Viad Corp
             Patricia D. Phillips, 602/207-1040 (Investor Relations) pphillip@viad.com